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                                                                    EXHIBIT 5.1

             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]


                                  March 1, 2002

Price Legacy Corporation
17140 Bernardo Center Drive, Suite 300
San Diego, California  92128

         Re: Price Legacy Corporation, a Maryland corporation (the "Company") - Registration Statement on Form S-3, pertaining to the issuance of securities (collectively, the "Securities") in the aggregate offering price of up to $500,000,000 consisting of (i) debt securities (the "Debt Securities"), which may consist of debentures, notes or other types of debt, (ii) shares (the "Preferred Shares") of preferred stock, par value $.0001 per share (the "Preferred Stock"), (iii) shares of Preferred Stock (the "Depositary Shares") represented by depositary receipts, (iv) shares (the "Common Shares") of common stock, par value $.0001 per share (the "Common Stock"),
                  (v) warrants (the "Warrants") to purchase Debt Securities, Preferred Stock or Common Stock, (vi) rights (the "Rights") to purchase shares of common stock, and (vii) units (the "Units") consisting of two or more of the foregoing
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the registration of the Securities under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                  We have acted as special Maryland corporate counsel to the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and delivery of the Securities and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

                  1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Act;


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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Price Legacy Corporation
March 1, 2002
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                  2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT"), consisting of Articles of Incorporation filed with the SDAT on November 17, 1997, Articles of Merger filed with the SDAT on December 31, 1997, Articles Supplementary filed with the SDAT on August 5, 1998, Articles of Amendment filed with the SDAT on June 7, 2000 and Articles of Amendment and Restatement filed with the SDAT on September 18, 2001;

                  3. The Bylaws of the Company (the "Bylaws"), certified as of a recent date by an officer of the Company;

                  4. Resolutions (the "Resolutions") adopted by the Board of Directors of the Company (the "Board"), relating to the issuance and registration of the Securities, certified as of a recent date by an officer of the Company;

                  5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

                  6. A certificate executed by an officer of the Company, dated as of the date hereof; and

                  7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of such party (other than the Company) set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Price Legacy Corporation
March 1, 2002
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                  4. All Documents submitted to us as originals are authentic.
The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information as to matters of fact (but not legal conclusions) contained in the Documents are true and complete. There has been no oral or written modification or amendment to any of the Documents, and there has been no waiver of any of the provisions of any of the Documents, by action or omission of the parties or otherwise.

                  5. Upon issuance of: the Common Shares; the shares of Common Stock which may be issued upon conversion of Debt Securities or shares of Preferred Stock; or the shares of Common Stock which may be issued upon the exercise of Warrants or Rights; or the shares of Common Stock that may be issued as part of a Unit (together, the "Common Securities"), the total number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common Stock the Company is then authorized to issue.

                  6. Upon issuance of: the Preferred Shares; the Depositary Shares; the shares of Preferred Stock which may be issued upon conversion of Debt Securities or Preferred Shares; shares of Preferred Stock which may be issued upon the exercise of Warrants; or shares of Preferred Stock that may be issued as part of a Unit (together, the "Preferred Securities"), the total number of shares of Preferred Stock issued and outstanding will not exceed the number of shares of Preferred Stock the Company is then authorized to issue.

                  7. No Common Securities or Preferred Securities will be issued or transferred in violation of any restriction or limitation contained in the Charter.

                  8. The issuance of, and certain terms of, the Securities will be approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions (with such approvals referred to herein as the "Corporate Proceedings").

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Company is a corporation duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Price Legacy Corporation
March 1, 2002
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                  2. Upon the completion of all Corporate Proceedings relating to the Securities that are Common Securities, the Common Securities will be duly authorized for issuance, and when if issued and delivered against payment therefor in accordance with the Charter, the Bylaws, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

                  3. Upon the completion of all Corporate Proceedings relating to the Securities that are Preferred Securities, the Preferred Securities will be duly authorized for issuance, and when if issued and delivered against payment therefor in accordance with the Charter, the Bylaws, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

                  4. Upon the completion of all Corporate Proceedings relating to the Securities that are Debt Securities, the issuance of the Debt Securities will be duly authorized by all necessary corporate action.

                  5. Upon the completion of all Corporate Proceedings relating to the Securities that are Warrants, the issuance of the Warrants will be duly authorized by all necessary corporate action.

                  6. Upon the completion of all Corporate Proceedings relating to the Securities that are Rights, the issuance of the Rights will be duly authorized by all necessary corporate action.

                  7. Upon the completion of all Corporate Proceedings relating to the Securities that are Units, the issuance of the Units will be duly authorized by all necessary corporate action.

                  The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein, and further consent to the filing of this opinion as

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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Price Legacy Corporation
March 1, 2002
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an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities.

                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP